UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2015

BANJO & MATILDA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54277	27-1519178
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 2nd Street, Suite 300

Santa Monica CA 90401

(Address of principal executive offices)

(310) 890-5652

(Registrant's telephone number, including area code)

76 William Street

Paddington NSW 2021

Australia

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Events

Since we have been unable to timely file our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, we are filing this report to update you on developments concerning our business and financial condition.

Loan and Notes

We have several debt facilities which we have used to fund the working capital requirements of our business. In October 2015, we began experiencing difficulties in meeting our debt obligations. Consequently we are in breach under the terms of the debt facility with MoneyTech Finance Pty Ltd; and are in risk of being in breach under the terms of facilities with Forefront Income Trust, Lighthouse Enterprises, and Gregory Rullo for the reasons described below. We have been working with our lenders to restructure our debt and delay payments to allow us to correct the issues outlined below.

Factors Leading to the issues in meeting the Debt Facilities

Although our business was founded in Australia and was conducted through our Australian subsidiary, Banjo & Matilda Pty Ltd ("Banjo Australia"), we have relocated much of our operations to the United States to better serve the US retail market and the majority of our revenues are now generated by our operating subsidiary in the United States, Banjo & Matilda USA, Inc. ("Banjo US").  In March 2015, we relocated our headquarters to Los Angeles from Australia. Through the relocation, we lost a number of key staff including wholesale sales, production management and finance management due to personal staff reasons. As a small growing company, these key roles are critical in driving sales, ensuring product is delivered on time, and cash flow, collections and financial visibility is maintained. Our efforts to find suitable replacements in Los Angeles took longer than anticipated, and while we have secured a very good replacement team now, we lost significant momentum through the transition due to the roles not being filled for four to six months. In addition, we transitioned to a new ERP system and a new warehouse in Hong Kong to lower and streamline warehousing and fulfillment costs. Through the migration we encountered unexpected technical issues which delayed our ability to send and receive inventory.

As a result of the challenges above, the following occurred:

•

We lost significant visibility of cash flow which has delayed the collection of over $500,000 in receivables. Since replacing the interim Controller with a new full time VP of Finance, we have brought the accounts the up to date and commenced collecting outstanding receivables. We now have full visibility on our receivables and cash flow.

•

Without a dedicated wholesale manager, the founders took over this role in the interim. This caused other areas of the business to suffer due to reduced focus on them such as product design. This resulted in delayed expansion of product categories slated to launch this Fall/Winter.

•

Due to technical difficulties in migrating to a new warehouse in Hong Kong, e-commerce sales and marketing were put on hold while the new warehouse became fully operational. Our core e-commerce marketing strategy is to offer great products and great customer service. Without e-commerce fulfillment working properly we couldn't deliver on time or with correct orders/goods. The warehouse issues also caused a delay in our Pre-Fall wholesale customers being delivered (which should have been delivered in May/June and instead were delivered in July). This reduced our anticipated revenue for the June 30, 2015 year end, and it also meant we had to cancel some customer orders and provide discounts to others due to delays which reduced our revenue for that seasons sales.

•

Without a dedicated production manager we were running marginally late on our Fall/Winter (shipping July/August) and Resort collections (shipping Sept/Oct) which also caused some customer discounts due to delayed delivery dates.

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While most of these issues have now been corrected, the combined effect of these issues has reduced our cash flow and ability to service our loans as intended.

Summary of loans affected:

Lender	Outstanding (USD)
Lighthouse Enterprises	373,460
Forefront Income Trust	500,000
Other	162,000
MoneyTech	106,500
Total	$1,035,960

MoneyTech

As part of the migration of our operations to the United States and our efforts to improve the terms on which we fund the growth of our business, we approached MoneyTech Finance Pty Ltd. ("Moneytech"), which has provided Banjo Australia with a borrowing facility since 2011, to restructure the facility to allow for a longer payout at a cost of funds below the 24.5% currently charged by Moneytech.Payments of the indebtedness under this facility is secured, in part, by a security interest in certain trademarks used in our business in Australia.

In September 2015 we began to renegotiate the AUD$150,000 Moneytech revolving trade facility to a longer term fully amortizing debenture. Through the process, negotiations broke down and Moneytech caused a receiver to be appointed for Banjo Australia to recover the amount outstanding. Prior to the appointment of the receiver, the amount owed to Moneytech was AUD $149,000.

Banjo Australia owns some of the trademarks used in our business and has granted an exclusive 10 year license to use the marks to Banjo US, our operating subsidiary in the United States. The license contains an option in favor of Banjo US to purchase the marks for AUD $100,000 and a first and last right of refusal if the marks are offered for sale.

We are working with the receiver and Moneytech to negotiate a suitable settlement.

Status of Audit for the Year Ended June 30, 2015

As a result of issues described above, and having limited cash flow, we missed the deadline to file our Annual Report on Form 10-K for the year ended June 30, 2015 (the "2015 Form 10-K") due to delaying the engagement of our new registered independent public accountants, Faber Has Hurley. We have now begun to stabilize our operations, commenced reviewing and re-organizing our debt facilities and have commenced the audit process with our new registered independent public accountants.

As a result of the delay in completing the audit required to file our 2015 Form 10-K, OTC Markets has temporarily down listed our common stock from OTCQB to OTC Pink.

We expect to our auditors to complete the audit and file our results in approximately four weeks. Once this filing is complete, we expect to be re-instated to the OTCQB. Over this time, we should have greater detail and certainty as to the status of our debt arrangements and should be in a position to provide additional disclosure.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANJO & MATILDA, INC.

Date: November 5, 2015	By:	/s/ Brendan Macpherson
Brendan Macpherson
Chief Executive Officer

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